Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                          e.spire Communications, Inc.
             (Exact name of registrant as specified in its charter)


  DELAWARE                                                   52-1947746
 (State or other jurisdiction                                (I.R.S. Employer
  of incorporation or organization)                          Identification No.)


                    133 National Business Parkway, Suite 200
                       Annapolis Junction, Maryland 20701
                                 (301) 361-4200
               (Address of Principal Executive Offices) (Zip Code)


   American Communications Services, Inc. Annual Performance Plan, as amended
                            (Full title of the plan)


                              Riley M. Murphy, Esq.
                          e.spire Communications, Inc.
                    133 National Business Parkway, Suite 200
                       Annapolis Junction, Maryland 20701
                                 (301) 361-4215
               (Name and address of agent for service of process)



                         CALCULATION OF REGISTRATION FEE

 Title of Each Class of  Amount of          Proposed Maximum    Proposed
 Securities to be        Shares to be       Offering            Aggregate
 Registered              Registered         Price Per Share     Offering Price


Common Stock $.01        75,000 (2)         $21.9375 (1)        $1,659,375.00
par value per Share.....


     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Act") based upon the average of the high and low price for the Common Stock, par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on July 21, 1998.

     (2) Represents Common Stock issued under the American Communication Services, Inc. Annual Performance Plan.

     This   Registration   Statement  relates  to  the  registration  of  75,000
additional shares of Common Stock, par value $0.01 per share, of e.spire Communications, Inc. (formerly known as American Communications Services, Inc.), for which a registration statement on Form S-8 (Registration No. 333-47869) relating to the American Communications Services, Inc. Annual Performance Plan (the "Form S-8, Registration No. 333-47869") is effective. The contents of the Form S-8, Registration No. 333-47869, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis Junction, State of Maryland, on July 28, 1998.

                                              e.spire Communications, Inc.
                                             (Registrant)

                                             By: /s/ Jack E. Reich
                                             -------------------------------
                                             Jack E. Reich, President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack E. Reich, Riley M. Murphy and David L. Piazza as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Anthony J. Pompliano    Chairman of the                      July 28, 1998
-------------------------   Board of Directors
Anthony J. Pompliano


/s/ Jack E. Reich           President and Chief                  July 28, 1998
-------------------------   Executive Officer,
Jack E. Reich               (Principal Executive Officer)
                            and Director



/s/ David L. Piazza         Chief Financial Officer              July 28, 1998
-------------------------   (Principal Accounting Officer)
David L. Piazza


/s/ Edwin M. Banks          Director                             July 28, 1998
-------------------------
Edwin M. Banks


/s/ Peter C. Bentz          Director                             July 28, 1998
-------------------------
Peter C. Bentz


/s/ Benjamin P. Giess       Director                             July 28, 1998
-------------------------
Benjamin P. Giess


                            Director                             July   , 1998
-------------------------
George M. Middlemas


/s/ Christopher L. Rafferty Director                              July 28, 1998
---------------------------
Christopher L. Rafferty


/s/ Olivier L. Trouveroy    Director                              July 28, 1998
--------------------------
Olivier L. Trouveroy

                                INDEX TO EXHIBITS

         The following are filed as exhibits or incorporated by reference into this Registration Statement:

Exhibit           Description                               Exhibit No. or
Number                                                      Incorporation
                                                            by Reference

4.1          Third Amended and Restated Certificate         Exhibit to Form S-8
             of Incorporation of American Communications    (the "S-8")
             Services, Inc.(now known as Services, Inc.     Registration
             Services, Inc. (now known as e.spire           Statement File No.
             Communications, Inc.)(the "Company")           333-58457

4.2          Amended and Restated By-laws of American       Exhibit to Form
             Communications  Services, Inc., as amended     10-QSB (the
                                                            "10-QSB" for Quarter
                                                            ended 6/30/97)

5.1          Opinion of Riley M. Murphy, Esq.               E-1

23.1         Consent of Riley M. Murphy, Esq.
             (contained in opinion filed as Exhibit 5.1)

23.2         Consent of KPMG Peat Marwick LLP              E-2

24.1         Power of Attorney                              *

99.1         Certificate of Ownership and Merger)          E-3
             Merging e.spire Communications, Inc.
             into American Communications Services, Inc.

*    Powers of attorney are contained in signatures.